EXHIBIT 99.1

IZEA Restores Employee Salaries to Pre-COVID Levels

Orlando, Florida (June 15, 2020) - IZEA Worldwide, Inc. (NASDAQ: IZEA), the premier provider of influencer marketing technology, data, and services for the world’s leading brands, announced today that it will be fully restoring employees’ salaries to their pre-COVID levels beginning July 1, 2020. The company had previously announced, via Form 8-K filed on April 23rd, reductions of 19-21% for all employees, including management, and also reduced pay for the company’s Board of Directors.

“The entire IZEA team has been working diligently to overcome the global crisis brought on by COVID-19,” said Ted Murphy, Founder and CEO of IZEA. “I want to thank them for their commitment and willingness to make personal sacrifices for the good of the company and our shareholders. This team is truly dedicated to our mission and I am honored to lead them.”

“Over the past several weeks we have gained significant confidence in our core business. We are still very much so monitoring the situation, but current indications lead us to believe we are through the worst of the impacts,” continued Murphy. “We expect managed services bookings to deliver growth this quarter despite the significant drop in March and April that we previously shared on our earnings call. As we look forward to the second half of the year, we are also seeing the pipeline build in both managed services and SaaS and have new revenue opportunities with Shake.”

“In addition to the sales rebound, we have also added $13.1 million to the company’s balance sheet in the past week through our previously disclosed at-the-market offering. This capital will enable us to fund ongoing operations and invest in the growth of the business. We are emerging from the initial effects of COVID-19 both more efficient and in a substantially stronger financial position,” added Murphy. “We are focused on capitalizing on the increased interest in influencer marketing in a variety of ways.”

IZEA previously announced that it temporarily closed all offices and chose not to renew the lease on its headquarters, which expired in April. The company will remain 100% remote near-term and will not be signing any new leases until such time that management feels employees would be safe and comfortable in an office environment.

About IZEA Worldwide, Inc.
IZEA Worldwide, Inc. (“IZEA”) operates IZEAx, the premier online marketplace that connects marketers with content creators. IZEAx automates influencer marketing and custom content development, allowing brands and agencies to scale their marketing programs. IZEA creators include celebrities and accredited journalists. Creators are compensated for producing unique content such as long and short form text, videos, photos, status updates, and illustrations for marketers or distributing such content on behalf of marketers through their personal websites, blogs, and social media channels. Marketers receive influential content and engaging, shareable stories that drive awareness. For more information about IZEA, visit https://izea.com/.

Safe Harbor Statement
All statements in this release that are not based on historical fact are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “may,” “will,” “would,” “could,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “likely," “projects,” “plans,” “pursue,” “strategy" or “future,” or the negative of these words or other words or expressions of similar meaning. Examples of forward-looking statements include, among others, statements we make regarding expectations concerning IZEA’s ability to increase revenue and bookings, growth or maintenance of customer relationships, and expectations concerning IZEA’s business strategy. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including, among others, the following: competitive conditions in the content and social sponsorship segment in which IZEA operates; failure to popularize one or more of the marketplace platforms of IZEA; uncertainty relating to the effects of COVID-19, our ability to establish effective disclosure controls and procedures and internal control over financial reporting; our ability to satisfy the requirements for continued listing of our common stock on the Nasdaq Capital Market; changing economic conditions that are less favorable than expected; and other risks and uncertainties described in IZEA’s periodic reports filed with the Securities and Exchange Commission. The forward-looking statements made in this release speak only as of the date of this release, and IZEA assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Press Contact
Martin Smith
IZEA Worldwide, Inc.
Phone: 407-674-6911
Email: ir@izea.com